Sub-Item 77M:  Mergers

Plan of Reorganization, dated December 14, 2009, by Northern Funds on behalf of its Mid Cap Growth Fund and its Multi-Manager Mid Cap Fund is incorporated by reference to Exhibit (h)(37) in Registrant’s Post-Effective Amendment No. 71 filed with the Commission on May 28, 2010 (Accession No. 0000950130-10-000276).